Effective as of November 2023 1 NEW FORTRESS ENERGY Inc. INSIDER TRADING COMPLIANCE POLICY EFFECTIVE AS OF NOVEMBER 2023 Federal and state securities laws prohibit the purchase or sale of a security on the basis of Material Non-public Information (defined below). These laws also prohibit the dissemination of Material Non-public Information to others who may use that knowledge to trade securities, also known as “tipping.” Additionally, Regulation FD prohibits the selective disclosure of Material Non-public Information to certain enumerated persons. Thus, failing to honor confidentiality obligations or misusing confidential information could violate U.S. federal and state securities laws, and the laws of the jurisdictions in which we operate. These violations can result in consequences, including criminal penalties, for the individual who commits the violation, for that individual’s employer or other “control persons,” and for people who “tip” or otherwise assist an individual in misusing information. In order to take an active role in the prevention of these violations, New Fortress Energy LLC (collectively with its subsidiaries, the “Company”) has adopted this Insider Trading Compliance Policy (this “Policy”) with respect to trading in all securities (including derivative securities) of the Company. The Company has appointed its General Counsel (“Counsel”) as its “Insider Trading Compliance Officer.” Counsel is permitted to delegate any responsibilities of this Policy, at any time and from time to time, in whole or in part, to any other member of the Legal Department who, in Counsel’s reasonable judgment, is qualified to perform such duties. Throughout this Policy, the term “Insider Trading Compliance Officer” shall apply to any such person to whom Counsel has delegated a particular responsibility. However, Counsel retains ultimate responsibility for all matters pertaining to the interpretation and enforcement of this Policy. This Policy (and/or a summary thereof) will be made available to directors, officers and employees of the Company. The Company monitors compliance with this Policy and will enforce this Policy as necessary. Violations of this Policy may result in disciplinary actions, including termination of employment or other association with the Company. The Company also may report violations of this Policy to the Securities and Exchange Commission (“SEC”) or other regulatory authorities. It is the responsibility of each person to whom this Policy applies to ensure that he or she fully complies with this Policy, including with respect to compliance by family members and others as noted below. All questions or concerns regarding this Policy should be directed to the Insider Trading Compliance Officer. Effective as of November 2023 2 I. Applicability. This Policy applies to all Transactions (defined below) in Covered Securities (defined below) and covers all officers, directors and employees of the Company (“Insiders”), as well as their spouses, minor children, adult family members sharing the same household on a continuous basis, financial dependents and any other person or entity over whom the Insider exercises substantial influence or control over his, her or its securities trading decisions. This Policy also applies to any trust or other estate in which an Insider has a substantial beneficial interest (whether directly or indirectly on the basis of interests of any person or entity covered by this Policy on the basis of such person’s or entity’s relationship to such Insider as noted above) or as to which he or she serves as trustee or in a similar capacity. Each Insider and other person and entity described above is referred to in this Policy as a “Covered Person.” The Insider Trading Compliance Officer has the discretion to determine whether this Policy should apply to any additional persons. The term “Company Securities” includes1 the Company’s Class A shares, Class B shares, preferred shares, bonds and any other securities the Company may issue from time to time (including options or rights for such securities). The term “Covered Securities” includes Company Securities and derivatives of Company Securities, including any security convertible or exchangeable into, or whose value is derived from the value of, Company Securities, whether or not issued by the Company, such as exchange-traded put or call options or swaps relating to Company Securities. With respect to Covered Securities, the term “Transaction” includes any: • purchase or sale, including any contract or offer to purchase or sell; • purchase or sale through the use of derivative arrangements, or change in interest through the use of derivative arrangements or other agreements; • gift, pledge, or other transfer resulting in a change of beneficial ownership or investment decision making power; and • participation in the decision to purchase or sell Covered Securities, including by recommending or advising such decision. A decision not to engage in a purchase or sale does not constitute a Transaction under this Policy, provided that the Company reserves the right to limit or restrict changes to elections regarding exercises or tax withholdings of share options or other 1 In this Policy, the term “includes” means “includes, but is not limited to.” Effective as of November 2023 3 equity awards proposed to be made at a time when the Insider would not be permitted by this Policy to engage in a Transaction. Each Insider is individually responsible for complying with this Policy and ensuring the compliance of any related Covered Person whose transactions are subject to this Policy. A Covered Person may, from time to time, have to forego a proposed Transaction in Covered Securities when they enter into possession of Material Non- public Information (or when the Insider to whom such Covered Person is related enters into possession of Material Non-public Information), even if they planned to make the Transaction before learning of the Material Non-public Information and even though they may suffer an economic loss or forego anticipated profit by waiting. Each Insider should make each Covered Person who is subject to this Policy on the basis of a relationship to such Insider aware of the applicability of this Policy and the need to confer with the Insider (and possibly with the Insider Trading Compliance Officer) before trading in Covered Securities. II. Definition of Material Non-public Information. It is not possible to define all categories of Material Non-public Information. However, information should be regarded as material if there is a substantial likelihood that it would be considered important to an investor in making an investment decision regarding a Transaction in Covered Securities, or the information, if made public, likely would affect the market price of such Covered Securities. Either positive or negative information may be material. It is important to remember that materiality will be judged with the benefit of hindsight. Therefore, questions you have concerning the materiality of particular information should be resolved in favor of assuming materiality unless advised otherwise by the Insider Trading Compliance Officer. Information may be material even if it relates to future, speculative or contingent events and even if it is significant only when considered in combination with publicly available information. Non-public information can be material even with respect to companies that do not have publicly traded stock. Determining whether something is material is a legal determination, and you should seek help from the Insider Trading Compliance Officer before making a materiality determination. Examples of information that may be material include, but are not limited to: • Financial results or changes to previously released financial results or estimates; • Earnings information or earnings guidance; Effective as of November 2023 4 • Known but unannounced future earnings or losses; • Execution, termination or deferral of significant contracts; • Cybersecurity incidents that may adversely impact the Company’s business, reputation or share value; • News of a pending or proposed merger, acquisition, tender offer, joint venture or change in assets; • News of the disposition, construction or acquisition of significant assets; • Impending bankruptcy or financial liquidity problems; • Significant developments to the Company’s relationships with material counterparties; • Changes in dividend policy; • New product announcements of a significant nature; • Significant legal or regulatory violations; • Regulatory developments or regulator actions; • New investments or financings or developments regarding investments or financings; • Share splits; • New equity or debt offerings; • Defaults on senior securities, calls of securities for redemption, or repurchase plans; • Positive or negative developments in outstanding litigation or government actions; • Significant litigation exposure due to actual or threatened litigation; • Write-downs and additions to reserves for contingencies; • Material expansion or curtailment of operations;

Effective as of November 2023 5 • Changes in analyst recommendations or debt ratings; • Extraordinary borrowing or other financing transactions out of the ordinary course of business; • Changes in auditors or auditor notification that the Company may no longer rely on an audit report; • Regulatory approvals or changes in regulations and any analysis of how they affect the Company; and • Changes in control or management. Non-public information is information that has not been previously adequately disclosed to the general public and is otherwise not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors, such as by a press release by the Company via major newswire, a filing with the SEC or securities regulatory authorities, meeting with members of the press and the public, or in certain circumstances, posting on the Company’s website. The circulation of rumors, even if accurate and reported in the media or on social media, may not constitute effective public dissemination. Even after non-public information has been disclosed, a reasonable period of time must elapse in order for the market to react to the information. Like the assessment of materiality, determining whether information is “public” is a legal determination, and you should seek help in making this determination from the Insider Trading Compliance Officer. III. Prohibition Against Trading While in Possession of Material Non-public Information. No Covered Person shall engage in any Transaction involving Covered Securities during any time that such Covered Person is in possession of Material Non-public Information concerning the Company or its securities. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from this Policy. Securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. Effective as of November 2023 6 IV. Confidentiality of Non-public Information. Non-public information relating to the Company is the property of the Company, and the unauthorized disclosure of such information is prohibited. In the event any Covered Person receives any inquiry from outside the Company, such as a stock analyst, for information (particularly financial results and/or projections), the inquiry should be referred to the Insider Trading Compliance Officer or, if applicable, the Company’s Head of Investor Relations, who will be responsible for coordinating and overseeing the release of such information to the investing public, analysts and others in compliance with applicable laws, rules and regulations. V. Chat Rooms. Covered Persons may not discuss the Company or its business in Internet “chat rooms,” social networking sites, or similar public or internet-based forums. VI. Tipping. No Covered Person shall “tip” Material Non-public Information about the Company to any other person (including family members), nor shall any Covered Person make recommendations or express opinions on the basis of Material Non-public Information as to trading in any Covered Security. A violation of securities laws can result in civil or criminal penalties for the primary violator (i.e., the person who trades in possession of Material Non-public Information) and for any person who “tips” or otherwise aids the primary violator. VII. Post-Termination Transactions. No Insider who has terminated his or her employment or relationship with the Company may transact in or permit any related Covered Person to transact in Covered Securities until the later of: (i) the passage of two full Trading Days (defined below) following the date of public disclosure of the Company’s financial results for that particular fiscal quarter or year or (ii) the date on which the former Insider is no longer in possession of Material Non-public Information concerning the Company. VIII. Designation of Section 16 Individuals. The Company has determined that those persons listed on Attachment 1 (“Section 16 Individuals”) are subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder with respect to the Company’s securities. The Board of Directors of the Company (the “Board”), in consultation with the Insider Trading Compliance Officer, will periodically determine which of the Company’s officers Effective as of November 2023 7 qualify as Section 16 Individuals, and the Company will modify Attachment 1 as appropriate. References in this Policy to Section 16 Individuals do not include persons or entities who are subject to the reporting and liability provisions of Section 16 of the Exchange Act solely by virtue of their equity ownership in the Company. In addition, although the Insider Trading Compliance Officer will assist Section 16 Individuals in preparing and filing required reports, the reporting person retains ultimate responsibility for the reports. IX. Trading Window. All Section 16 Individuals and such other persons as determined by the Insider Trading Compliance Officer, as well as their spouses, minor children, adult family members sharing the same household on a continuous basis, financial dependents and any other person or entity over whose securities trading decisions they exercise substantial influence or control (collectively, “Designated Persons”) are prohibited from engaging in any Transaction in any Covered Security except during an open trading window for such Covered Security. The trading window for the Company will be scheduled to open after the passage of one full Trading Days following the date of public disclosure of the Company’s financial results for a particular fiscal quarter or year. The trading window will be scheduled to close at the end of the last day of the first week of the third month of the quarter in which the trading window opened. The Insider Trading Compliance Officer, however, may modify the scheduled opening or closing dates of the trading window using his or her reasonable judgment. As used herein, the term “Trading Day” shall mean a day on which The Nasdaq Stock Market LLC (the “Nasdaq”) is open for trading, commencing at the time trading begins on such day and ending at the end of the regular trading session on such day. The Company, at the sole discretion of the Insider Trading Compliance Officer, shall have the right to (a) decline to open the trading window or otherwise prohibit trading in some or all Covered Securities for some or all Designated Persons at a time when the trading window would otherwise be open, (b) open the trading window for some or all Designated Persons or otherwise allow trading in some or all Covered Securities by one or more Designated Persons at any time during which the trading window would otherwise be closed or (c) amend this Policy. X. Pre-Clearance of Trades. The Company has determined that all Designated Persons must refrain from trading in any Covered Security, even during an open trading window, without first Effective as of November 2023 8 complying with the Company’s “pre-clearance” process. In particular, prior to trading any Covered Security, Designated Persons must notify the Insider Trading Compliance Officer prior to the proposed Transaction of the amount and nature of the proposed trade and receive approval for such proposed trade. If any Section 16 Individual’s trade is approved, the Insider Trading Compliance Officer will facilitate the timely submission of regulatory filings2, as necessary. Even if the Insider Trading Compliance Officer pre-clears a trade, the ultimate responsibility rests with the Designated Person to ensure that such person is not trading while in possession of Material Non-public Information. Any action on the part of the Company or any other employee pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. XI. Gifts. Designated Persons must pre-clear any gift of Covered Securities. In general, the Insider Trading Compliance Officer will approve gifts of Covered Securities, even during a closed trading window, unless the Designated Person making the gift may be in possession of Material Non-public Information and the recipient is reasonably likely to sell the securities while the Designated Person still possesses Material Non-public Information. XII. Transfer of Covered Securities. Designated Persons must hold Covered Securities only in accounts for which: (a) all account activity is reported to the Legal Department, and (b) the Designated Person makes all buy and sell decisions or, in the case of joint accounts, the Designated Person participates in all buy and sell decisions. Designated Persons may not transfer Covered Securities to accounts over which a third party has trading authority, including personal 2 Section 16 Individuals are typically required to submit an initial Form 3 upon becoming a Section 16 Individual, and make additional filings on Form 4 at the time of effecting most Transactions to reflect changes in beneficial ownership. A Form 4 must be filed within two business days after a reportable transaction. A Form 5 is required to be filed at the end of the year to report any unreported transactions. The Company is required to disclose any delinquent filings by Section 16 Individuals in its annual proxy statement. Additionally, Form 144 is required to be filed in advance of the proposed sale of securities held by an affiliate of the Company, including, but not limited to, restricted securities, if the amount to be sold during any three month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000. All Section 16 Individuals selling securities by relying on Rule 144 must comply with Rule 144.

Effective as of November 2023 9 money managers, without the prior written approval of the Insider Trading Compliance Officer. XIII. Prohibited Transactions. 1. Short Sales. Pursuant to this Policy, no Covered Person shall engage in a short sale of any Covered Security, even during an open trading window. A short sale is a sale of securities not owned by the seller or, if owned, not delivered against such sale within 20 days thereafter (a “short against the box”) or placed in the mail within 5 days of the sale. Certain put and call options may in some instances constitute a short sale, and are therefore prohibited by this Policy. Additionally, Section 16(c) of the Exchange Act explicitly prohibits officers, directors and certain shareholders of the Company that are subject to Section 16 of the Exchange Act from engaging in short sales. 2. Options and Certain Derivatives. A transaction in options is, in effect, a bet on the short-term movement of a security. Therefore, a transaction by a Covered Person in options relating to Covered Securities may create the appearance that the trade is based on Material Non-public Information. In addition, transactions in options also may focus the Covered Person’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, any transaction in puts, calls or other derivative securities relating to a Covered Security, including transactions on an exchange or in any other organized market, are prohibited by this Policy. (The section below captioned “Hedging Transactions” governs option positions arising from certain types of hedging transactions.) 3. Dividend Reinvestment. Automatic dividend reinvestment into additional shares of the Company is prohibited under this Policy. Dividends paid by the Company must be received as cash. 4. Hedging Transactions; Margin Accounts and Pledges. As a general rule, Covered Persons are prohibited from hedging, margining, or pledging Covered Securities; however, the Insider Trading Compliance Officer may grant exceptions under limited circumstances. Covered Persons must submit exception requests to the Insider Trading Compliance Officer at least one week prior to the Effective as of November 2023 10 proposed execution of documents evidencing a transaction involving the hedging, margining, or pledging of Covered Securities. 5. Hedging Transactions. Certain forms of hedging or monetization transactions allow an investor to lock in much of the value of his or her stock, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow investors to continue to own the securities, but without the full risks and rewards of ownership. When that occurs, an investor may no longer have the same objectives as the issuer’s other shareholders. Therefore, Covered Persons are prohibited from entering into hedging transactions related to Covered Securities. 6. Margin Accounts and Pledges. Securities that are margined may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of Material Non-public Information or otherwise is not permitted to trade in Covered Securities, Covered Persons are prohibited from margining Covered Securities or pledging Covered Securities as collateral for a loan. XIV. Policy Exceptions. 1. Rule 10b5-1 Trading Plan. The trading restrictions in this Policy do not apply to Transactions made pursuant to a written trading plan designed and entered into in accordance with Rule 10b5-1 of the Exchange Act. Any Covered Person desiring to enter into a Rule 10b5-1 Trading Plan should contact the Insider Trading Compliance Officer for guidance on establishing the plan. Such plans may only be established (and thereafter may only be amended) at a time when (i) the Covered Person is not in possession of Material Non- public Information about the Company and (ii) the Company’s trading window is open. 2. Share Option Plans. The trading restrictions in this Policy do not apply to exercises of share options where no shares of the Company are sold in the market to fund the option exercise price or related taxes (i.e., a net exercise or where cash is paid to exercise the option) or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. The trading restrictions in this Policy do apply, however, to subsequent Effective as of November 2023 11 sales of shares of the Company received upon the exercise of options in which the proceeds are used to fund the option exercise price (i.e., a cashless exercise of options) or related taxes. The Company reserves the right to limit or restrict exercises or tax withholdings not made pursuant to standing elections. 3. Restricted Share Awards. The trading restrictions in this Policy do not apply to the vesting of restricted shares or the exercise of a tax withholding right in connection with restricted shares or other equity awards pursuant to which you elect to have the Company withhold shares to satisfy tax withholding requirements upon the vesting of any restricted shares or other award. The trading restrictions in this Policy do apply, however, to any market sale of shares acquired from such vesting. The Company reserves the right to limit or restrict tax withholdings not made pursuant to standing elections. 4. 401(k) Plan. The trading restrictions in this Policy do not apply to purchases of Company shares in any present or future 401(k) plan resulting from a person’s periodic contribution of money to the plan pursuant to that person’s payroll deduction election. The trading restrictions in this Policy do apply, however, to certain elections a Covered Person might make under a 401(k) plan, including an election to (a) increase or decrease the percentage of the person’s periodic contributions that will be allocated to the Company share fund, (b) make an intra-plan transfer of an existing account balance into or out of the Company share fund, (c) borrow money against the Covered Person’s 401(k) plan account if the loan will result in a liquidation of some or all of the Covered Person’s Company share fund balance and (d) pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company share fund. 5. Employee Share Purchase Plan. The Company currently has not enacted an Employee Share Purchase Plan. Should such a plan be enacted, the trading restrictions in this Policy do not apply to purchases of Company shares in any employee share purchase plan resulting from an employee’s periodic contribution of money to the plan pursuant to the election the employee made at the time of his or her enrollment in the plan. The trading restrictions in this Policy also do not apply to purchases of Company shares resulting from lump sum contributions to any such plan, provided that the Covered Person elected to participate by lump-sum payment at the beginning of the applicable enrollment period. The trading restrictions in this Policy will apply to an employee’s election to participate in any such plan for any enrollment period, and to such employee’s sales of Covered Securities purchased pursuant to any such plan. Effective as of November 2023 12 XV. Applicability of Policy to Other Companies’ Material Non-public Information. This Policy also applies to Material Non-public Information relating to other companies, including the Company’s investors, vendors or suppliers (“Business Partners”), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company. Civil and criminal penalties, and termination of employment, may result from trading while in possession of Material Non-public Information regarding the Company’s Business Partners. All Covered Persons should treat Material Non-public Information about the Company’s Business Partners with the same care required with respect to Material Non-public Information about the Company. XVI. Duties of the Insider Trading Compliance Officer. The Insider Trading Compliance Officer’s duties include the following: 1. Overseeing the pre-clearance of Transactions involving Covered Securities by Designated Persons in order to monitor compliance with this Policy, insider trading laws, Section 16 of the Exchange Act, and Rule 144 promulgated under the Securities Act of 1933. The Insider Trading Compliance Officer may consult with outside counsel on such matters as he or she deems appropriate and is entitled to rely conclusively on any advice provided by such outside counsel. 2. Assisting Section 16 Individuals with the timely preparation and filing of their Section 16 reports (Forms 3, 4 and 5), including appointment as attorney-in-fact. 3. Serving as the designated recipient at the Company of copies of reports filed with the SEC under Section 16 of the Exchange Act. 4. Overseeing circulation of this Policy (and/or a summary thereof) and appropriate training with respect to the matters addressed herein. 5. Assisting the Company in implementing this Policy. 6. To the extent the Insider Trading Compliance Officer deems appropriate in his or her reasonable judgment, granting specific exceptions to this Policy. 7. To the extent the Insider Trading Compliance Officer deems appropriate, coordinating with outside counsel and brokers for Covered Persons regarding compliance activities, including with respect to Rule 144 requirements and regarding changing requirements and recommendations for compliance with Section 16 of the

Effective as of November 2023 13 Exchange Act and insider trading laws to ensure that this Policy is amended as necessary to comply with such requirements. XVII. Potential Criminal and Civil Liability and/or Disciplinary Action. 1. Liability for Insider Trading. If a Covered Person transacts in any Covered Security at a time when the Covered Person has knowledge of Material Non-public Information regarding the Company, the Covered Person may be subject to severe sanctions, including the following: (a) Criminal penalties of up to $5,000,000 and up to 20 years in jail; and (b) Civil penalties of up to three times the profits gained or losses avoided, as well as disgorgement of ill-gotten gains. The Company also may be subject to civil penalties and up to $25,000,000 in criminal penalties if it is found to have violated insider trading law. 2. Liability for Tipping. Covered Persons may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed Material Non-public Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the applicable Covered Securities. The SEC has imposed large penalties even when the disclosing person did not profit from the trading. 3. Liability of Control Persons. If the Company or its supervisory personnel fail to take appropriate steps to prevent insider trading by employees, they may be subject to civil penalties of up to approximately $2,000,000 (which amount is adjusted annually for inflation) or, if greater, three times the profits gained or losses avoided as a result of an employee’s violation. In addition to penalties, firms or persons sanctioned for violations of securities laws may be limited from engaging in other types of business in the future, e.g., many regulated industries will not permit such firms or persons to engage in regulated activity. Further, for a Covered Person to even be accused of securities law violations would have very damaging reputational effects on the Company. Effective as of November 2023 14 4. Possible Disciplinary Actions. Covered Persons who violate this Policy shall be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans or termination of employment. XVIII. Reporting Violations/Inquiries. Covered Persons should refer suspected violations of this Policy to the Insider Trading Compliance Officer. Any person who has a question about this Policy or its application may obtain additional guidance from the Insider Trading Compliance Officer. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual employee or other applicable individual. Effective as of November 2023 15 Attachment 1 Directors Name Title Randal Nardone .................................................... Director C. William Griffin .................................................... Director John J. Mack .................................................... Director Timothy W. Jay .................................................... Director David J. Grain .................................................... Director Desmond Iain Catterall .................................................... Director Katherine Wanner .................................................... Director Section 16 Officers Name Title Wesley Edens ......................... Chief Executive Officer, Director Christopher S. Guinta ............ Chief Financial Officer Yunyoung Shin ....................... Chief Accounting Officer